Exhibit 10.2

AGREEMENT

This Agreement is made and entered into as of April 27, 2004, by and between INTERNATIONAL GOURMET SOUPS, INC. ("IGS"), a Delaware Corporation, KIOSK CONCEPTS, INC ("KIOSK"), a New York Corporation, a wholly owned subsidiary of IGS, both having an address at 120 New England Avenue, Piscataway, New Jersey 08854. YEGAN FOOD INC ("YFI"'), a New York Corporation, and all of its subsidiaries and affiliates, collectively YFI, and AL YEGANEH ("AY") an individual, having an address at 259 A West 55th Street, New York, New York 10019.  IGS, KIOSK, and YFI and AY, sometimes collectively referred to as the "Parties."

WITNESSETH

WHEREAS, IGS is a Delaware corporation which is engaged in the development, manufacture, distribution, and sale of soup products; and

WHEREAS, KIOSK is a New York corporation which was formed for the purpose of establishing franchisers to sell, at retail, the soup products of IGS; and

WHEREAS, YFI is New York corporation of which all of the issued and outstanding stock is owned by AY; and

WHEREAS, YFI has no subsidiaries, or affiliates.

WHEREAS, YFI has only traded under the names of AL'S SOUP KITCHEN INTERNATIONAL; and

WHEREAS, AY has only done business under his own name, and that of YEGAN FOOD INC., AL'S SOUP KITCHEN and THE REAL SOUPMAN, SOUPMAN AL'S SOUP KITCHEN INTERNATIONAL.

                WHEREAS, YFI is in the business of creating, manufacturing, and selling soup and related products to retail customers.

WHEREAS, YFI and/or AY are the owners of the U.S trademarks and/or service marks as set forth on Exhibit "A"; and

WHEREAS, YFI and/or AY may have acquired certain rights to the names, words, and/or slogans, based their use, as set forth on Exhibit "B"; and

WHEREAS, YFI and/or AY are the creators and owners of certain original recipes and formulations for soup and related products, (the "Recipes") which are attached as Exhibit "C-1, C-2, C-3, C-4, etc.

NOW, THEREFORE, the Parties agree as follows.

1.   REPRESENTATIONS:

a.
YFI and AY represent to IGS and KIOSK, that they have the right to enter into this Agreement, and that the entering into of this Agreement shall not violate any existing oral or written agreements or understandings.

b.	IGS and KIOSK represent to YFI and AY that they have the right to enter into this Agreement, and that the entering into of this Agreement will not violate any existing oral or written agreements.

c.	YFI and AY are aware that the Recipes may not be practical and/or economical to produce in quantities and that changes to said Recipes may be required which will result in Reformulated Recipes.

d.
YFI and AY shall memorialize, in writing, all Recipes, Reformulated Recipes, and New Recipes, and procedures for the manufacture of the related products (the "Products"), and the formulations and manufacturing for same so that the Products can be duplicated by IGS economically and in commercial quantities, and IGS agrees to distribute within XXX

e.	IGS and KIOSK shall with the assistance and approval of AL YEGANEH use its best, and, reasonable commercial efforts to produce high quality soup products.

f.	AY shall have the right to inspect the facility which produces his approved soup.

g.	XXX.

h.	AY will place his orders 7 days in advance.

i.
In the event IGS fails to supply YFI upon 10 days written notice YFI can produce soup at its location only until such time IGS give notice that it will supply YFI. Upon notice YFI must buy soup from IGS.

2.   TERRITORY:

The territory shall be North America.

3.   TERM:

The grant of rights herein shall be in perpetuity subject to the terms and conditions herein relating to the termination of this Agreement.

4a.   SERVICES TO BE PROVIDED BY YFI AND/OR AY:

YFI agrees to provide the services of AY, and AY agrees to provide the following services to IGS and KIOSK contemplated by this Agreement, including by way of example and not limitation.

i.
YFI and AY shall work with IGS and KIOSK to reformulate the Recipes, as required for quantity production, to enable the soup products to be sold by IGS to wholesale purchasers, including in refrigerated and frozen packaging, and to the public at retail (the "Reformulated Recipes").  All of said reformulations shall take place at the IGS facilities or at such facilities as IGS shall determine and shall be completed to the reasonable satisfaction of IGS, and approved by AY on or before July 31, 2004, time being of the essence. Approval of recipes other than those originating from AY shall be approved by AY in his sole discretion and only with his Approval will AY be entitled to earn the commission. The Products are being licensed under the same terms and conditions as the Recipes.

ii.
YFI and AY shall work with IGS and KIOSK to create New Recipes and related products all of which New Recipes are being licensed to IGS and KIOSK on the same terms and conditions as the Recipes and Reformulated Recipes, except that YFI and AY shall have the right of approval not to be unreasonably withheld or delayed on all soup products which bear the AY name or likeness.

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

4b.  FRANCHISE RELATED SERVICES TO BE RENDERED BY AL YEGANEH:

In addition to the services to be rendered pursuant to Article 4a

i.
AY agrees to provide consulting services to IGS and Kiosk in conjunction with the creation and promotion of a franchise program relating to the Products. From September 2004 through February 2005, AY shall provide to IGS and KIOSK not less than XXX.

ii.
In calculating the number of hours of consulting services to be rendered, one-half (1/2) travel time shall not be included and there shall be included one-half (1/2) of all travel time for travel outside of the New York City Metropolitan area which is defined as the five Boroughs of New York City and only the location meeting or appearance is calculated.

iii.
AY shall be reimbursed for all reasonably incurred travel expenses incurred, including public transportation, and cab fare in providing consulting services, subject to customary documentation, including first class hotels, and reasonable meal costs. Air Travel shall be applicable for trips in excess 250 miles from Manhattan; and

iv.
IGS will give AY seven (7) days prior notice between September and February and ten (10) days prior notice during March through August if consulting services are required on days when the retail location is open for business, IGS and AY agree that IGS will provide individuals whom AY will train to operate the retail location in his absence. Said individuals shall be paid by YFI; and

v.
Any unused hours can be carried over to subsequent months. If AY provides time in excess of that which is required during the period September through February he will receive a credit of one-half (1/2) of said time against the time required to be provided in the future.

5.             LICENSED RIGHTS:

YFI and AY, as their rights may exist, hereby grants to IGS and KIOSK, subject to the rights of consultation and approval herein provided, during the Term, and in the Territory, the right to use the trademarks and service marks set forth on Exhibit "A", the names, words, and/or slogans set forth on Exhibit "B", and the right to make use of the Recipes and formations set forth on Exhibits "C", and to make the same use of from the Reformulated Recipes and the New Recipes, and of the related products in conjunction with the manufacture, sale, and distribution of soup and related products, (collectively the "Licensed Rights").

6.             SERVICES OF AL YEGANEH:

a.
IGS and KIOSK agree to consult with YFI and AY regarding the manufacture and formulation of the Products, and shall take into consideration any modifications and/or reformulations proposed by AY, to insure the continued high quality of the Products consistent with, and provided, that, taking such suggestions into consideration shall be practical, and economically viable.

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

b.	AY and IGS agree that the names for the brand on Exhibit "D" are approved and the name chosen shall be from the list, or shall be a name approved by IGS and AY.

c.	XXX

7.             EXCLUSIVITY:

During the Term, and in the Territory, YFI and AY shall work exclusively with IGS and KIOSK to create Reformulated Recipes and New Recipes, and New Products, and to promote the sale of said soup products and to develop new recipes and to create new soup products (hereinafter collectively referred to as "Products").

Notwithstanding anything to the contrary in this Agreement, the exclusive nature of this Agreement shall not prohibit or restrict the retail of soup by YFI at its current retail location at 259 West 55th Street, New York, New York, which soups shall be manufactured by IGS. AY shall not operate any retail location for the sale of soup other than at said location, or at such other single location which may be substituted for this location with the reasonable consent of IGS and Kiosk. Upon notice to IGS and Kiosk, YFI shall have the right, subject to IGS and Kiosk reasonable approval to make and test new products at the retail location, and/or to make special soups for special occasions.

The recipes and formulations of which shall be considered to be Reformulated Products which IGS may sell pursuant to this Agreement. AY and YFI shall provide the recipes and formulations to IGS not less than thirty (30) days prior to the first sale date at the retail shop to enable IGS to produce same.

XXX

XXX

XXX

XXX

XXX

8.             SALE OF SOUP BY IGS TO YFI PURSUANT TO ARTICLE 7:

AY and YFI shall only sell soup at the retail location which is manufactured by IGS, unless IGS agrees otherwise in writing. XXX

a.	XXX

b.	XXX

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

9.             SALE OF NON-SOUP PRODUCTS BY YFI AT ITS RETAIL LOCATION PURSUANT TO ARTICLE 7:

AY and YFI shall have the following rights and obligations with regard to the sale of non-soup products, and the use of serving products related to the sale of non-soup products.

a.
AY and YFI shall use only such serving products by way of example and not limitation plates, cups, utensils, shopping bags, napkins, and the like, which have the same color, design, lettering, and logos as IGS or Kiosk shall require that its customers and/or franchises use, except that AY and YFI may substitute for such serving products, products with the same appearance which are made of higher quality materials.

b.
AY and YFI shall have the right to sell bread, chocolate, fruit, soup toppings, and desserts, and any beverage unless IGS and/or KIOSK have entered into a contract with a supplier of such type of beverage. AY and YFI can sell a competing beverage of the same type unless IGS and/or KIOSK have entered into an exclusive use contract with such supplier. AY and YFI is permitted to sell in his retail store his proposed book, frozen soups, dry soups, breakfast soups, packages of spices, sauces, stocks and merchandise, except that with regard to these food products (frozen soups, dry soups, breakfast soups, packages of spices, sauces, stocks), same must be manufactured or approved by IGS, and, provided that IGS and/or KIOSK have the right to sell same. AY and YFI in his own discretion may extend opening hours of his retail establishment up to seven (7) days a week, and twenty-four hours per day.

c.	AY and YFI shall provide to IGS and Kiosk all information by way of example, and not limitation, information relating to the sourcing and pricing of the Retail Products.

10.             GRANT OF RIGHT TO USE THE NAME AL YEGANEH, AND/OR HIS LIKENESS:

AY and YFI grant to IGS and KIOSK, in perpetuity, for use in conjunction with the sale of the Products, in the territory, the likeness of AL YEGANEH, in whatever form IGS and KIOSK shall elect, and if they shall so elect to use the character and persona which he has created prior to the date of this Agreement as same may be modified, from time-to-time after the date of this Agreement. IGS and Kiosk agree to obtain Al Yeganeh's consent regarding any use which might reasonably be deemed by AY to be inconsistent with the persona previously used by him. Such consent shall not be unreasonably withheld or delayed (collectively the "Personal Rights"). In no event shall the terms "Soup Nazi" or "Nazi" or similar characterizations be used in conjunction with the use of Al Yeganeh's name, likeness, persona or in connection with the sale or distribution of the soups which are subject to the terms of this Agreement. The character and persona used by IGS and KIOSK shall not be inconsistent with the persona previously and/or used by him. IGS and KIOSK agree to consult with AY regarding any use which might be deemed to be inconsistent and to obtain his prior consent, not to be unreasonable withheld or delayed (collectively the "Personal Rights").

In no event shall the term "Soup Nazi" or "Nazi" be used in conjunction with the use of Al Yeganeh's name, likeness, or persona, and, in no event shall any derogatory references be made or images of him used. Notwithstanding the foregoing, IGS and/or KIOSK may make use of third party materials, including media materials, except that Al may elect not to use same as his retail location.

11.             AY AND YFI BOOK RIGHTS:

In the event that AY elects to write a book or books which contains any soup recipes, then IGS shall be entitled to receive, upon receipt by AY or YFI, XXX of any advance, and/or royalties less XXX. If the book contains no recipes, neither IGS nor Kiosk shall share in the advance and/or royalties.

12.             YFI AND/OR AY WEBSITE:

YFI and AY agree to provide to IGS and Kiosk a link to any website it or he maintains, and to include on said website such IGS and Kiosk products and franchises as IGS and KIOSK shall elect, and to provide for the sale of such products on the website. YFI and AY agree that IGS and Kiosk shall maintain the website, and its content, which content shall continue to contain all YFI and AY products. Nothing herein shall be deemed to grant any rights to IGS or Kiosk with regard to any AY or YFI merchandise sold on the website except that the use of any trademarks or service marks which are being licensed pursuant to this Agreement shall be subject to the reasonable consent of IGS. The expense of maintaining the website shall be that of IGS.

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

13.            RIGHT OF FIRST REFUSAL:

IGS or its designated subsidiary or affiliate shall have the right of first refusal to meet all bona fide written offers to purchase all, or part of the stock or assets of YFI, the ownership of which, or rights to which have not already being obtained by IGS and Kiosk pursuant to this Agreement, including by way of example and not limitation any retail store, and all the rights outside of the Territory.

 14.           COMPENSATION:

Guaranteed Payments:

a.
IGS and/or Kiosk agree to pay to AY or his designee the sum of $XXX ("Rights Payment") upon the execution of this Agreement in consideration of the representation being made herein, the services to be performed, the Licensed Rights, and the Personal Rights.

b.
In addition to the Rights Payment, IGS and Kiosk agrees to make the following Guaranteed Payments to AY, or his designee, during the following periods, subject to an offset against the Advance Payment set forth below

July 1, 2004 to June 30, 2005	$XXX
July 1, 2005 to June 30, 2006	$XXX
July 1, 2006 to June 30, 2014	$XXX (annually)

The above payments shall be paid quarterly during each of the twelve (12) month periods.

AY promises that on or before July 31, 2004, time being of the essence ten (10) Recipes, five (5) original IGS Recipes, and five (5) original AY Recipes, for prepackaged soups, to reformulate and approve as set forth in (i), (ii), (iii) below and on/or before August 23, 2004, time being of the essence with regard to all other Recipes.

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

The Parties agree that the July 31, 2004 date shall be extended, a day for a day in the event that either IGS does not provide adequate staff to assist AY, or, if the manufacturing facility is not available Monday through Saturday.

i) Reformulate the Recipes as provided for in this Agreement
ii) Approve all Reformulated Recipes made by IGS
iii)  Approve all recipes of the highest quality soups for Al's retail store made by IGS
iv)  Work with IGS on marketing and press releases for the Fall season

IGS shall pay to AY or his designee the above mentioned sum of $XXX in two (2) equal payments of $XXX each, the first payment shall be made six (6) months after the signing of this Agreement and the second payment six (6) months later, representing an advance on the Guaranteed Payment for the first twelve (12) months.

Subsequent Advance Payments shall be made consistent with the above schedule.

Royalties:

In addition to the Rights Payment, Guaranteed Payment, and Advanced Payment, and in consideration of the representations being made herein, the rights being granted, and the services to be performed hereunder, the Parties agree that the following amounts shall be paid and transfer made by IGS or KIOSK to AY, or his designee.

a.
A royalty equal to XXX percent of the gross sales of all of its soup provides and other food products, on the first $XXX of Gross Sales, XXX percent on Gross Sales between $XXX and $XXX, and XXX percent on Gross Sales thereafter, whether or not such soup products are based, in whole, or in part, upon the Recipes, or the Reformulated Recipes or new Recipes or products to be developed in the future. Gross Sales shall be defined as sales of all approved products using the name or likeness of AY, including but not limited to all retail, wholesale, internet, cable television, and cooking show sales, less returns, promotions, allowances, brokerage, and freight, and shall be calculated on an as collected basis, and shall be paid quarterly within thirty (30) days of after the end of the quarter subject to the exhaustion of the royalty advance set forth below; and

b.
An amount equal to XXX percent of franchise fees received by it, which shall be paid quarterly within thirty (30) days after the end of the quarter, subject to the exhaustion of the amount of the royalty advance set forth below; and

c.
All products to be sold by IGS or KIOSK shall be submitted to AY for his approval regardless of the source of the recipe for same. If approved by AY, his name, and/or likeness may be used by IGS. All approved products included in the definition of Gross Sales.

d.
KIOSK agrees within thirty (30) days of the date of this Agreement to transfer XXX percent of its authorized stock to AY, or his designee. Said stock shall be subject to dilution from time-to-time, on an equal basis, with all other shareholders,

15.  XXX

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

16.            LIFE INSURANCE AND DISABILITES INSURANCE:

IGS and/or KIOSK shall have the right to purchase, as the Owner, at their own cost and expense life insurance and/or disability insurance insuring the life and/or ability of AL YEGANEH up to $XXX. AY and YFI agree to cooperate with IGS, KIOSK, and its insurance brokers and their insurance carriers.

17.             CONFIDENTIALITY AND NONDISCLOSURE:

The Parties agree that during the course of their business relationship each shall disclose to the other, or become aware of certain confidential information belonging to the other party. Except in furtherance of this agreement, the Parties agree that they shall not use such confidential information for any other purpose. Additionally, the parties agree as follows:

g.         All information provided by either party to the other shall, exception provided for in this Agreement shall remain property of the disclosing party.

h.         The Parties to this Agreement acknowledge that, in the course of dealings between the Parties, each Party may acquire information or materials about the other party, its business activities, and operations, its technical information and trade secrets, which are of confidential or proprietary nature. Information will be treated as confidential i) if it is marked or accompanied by documents clearly and conspicuously designating them as "confidential" or the equivalent;

ii) if it is identified by the disclosing party as confidential before, during, or promptly after the presentation or communication; or iii) if information, by its nature, should have reasonably been known to be confidential. The terms and conditions of this Agreement and any other agreement between YFI and IGS and KIOSK shall also be deemed Confidential Information. The Recipes and formulations of the Products created hereunder shall also be deemed Confidential Information of IGS and KIOSK.

Each party will use the same degree of care, but no less than a reasonable degree of care, as the party uses with respect to its own similar information to protect the information and to prevent i) any use of information not authorized in this Agreement; ii) dissemination of information to any employee of the party without a need to know; iii) communication of information to any third party; or iv) publication of information. These restrictions of confidentiality will not apply, however, to any information which i) was known to the receiving party before receipt from the disclosing party; ii) is or becomes publicly available through no fault of the receiving party; iii) is rightfully received by the receiving party from a third party without duty of confidentiality; iv) is disclosed by the disclosing party to a third party without a duty of confidentiality on the third party; v) is independently developed by the receiving party without a breach of this Agreement; or vi) is disclosed by the receiving party with the disclosing party's prior written approval. If a receiving party is required by a government body or court of law to disclose information, the receiving party agrees to give the disclosing party reasonable advance notice so that disclosing party may contest the disclosure or seek a protective order.

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

18.             ELECTION AS OFFICER AND DIRECTOR OF KIOSK:

In thirty (30) days of the date on which this Agreement is signed, AL YEGANEH shall be elected as a Director and Executive Vice President of IGS and of KIOSK.

19.             RIGHT TO AUDIT:

AY and YFI shall have the right, not more often every four (4) months at their own cost and expense, upon reasonable notice, during normal business hours at the IGS offices to have a certified public accountant audit the relevant books and records of IGS and/or Kiosk to determine whether the amounts paid to AY or YFI have been correctly calculated. Prior to any such audit, the auditor shall sign a confidentiality agreement consistent with the provisions binding the parties to this Agreement.

20.             ADDITIONAL PROVISIONS:

a.	This Agreement is intended to govern the relationship of the Parties only with regard to the subject matter contained herein.

b.
No waiver by either party, whether express or implied, of any provision of this Agreement shall be constitute a continuing waiver of such provision or a waiver of any other provision of this Agreement. No waiver by either party, whether express or implied, of any breach or default of the same or any other provision of this Agreement.

c.
Nothing herein contained shall be so construed as to constitute as a principal and agent, employer and employee, partners, or joint ventures, nor shall any similar relationship be deemed to exist between IGS, Kiosk, AY or YFI. Neither party shall have any power to obligate or bind the other party, except specifically provided herein.

d.
To the extent that the rights granted by AL YEGANEH are personal to him, They may not be assigned by him or by operation of law without the prior written consent of IGS and KIOSK. Any attempt to sublicense, assign, mortgage, or pledge this Agreement or any of such rights hereunder shall be null and void and shall constitute material breach of this Agreement.

e.
All notices which either of us is required or may desire to serve or deliver upon the other shall be in writing and may be served or delivered either personally, by overnight courier, telefax or by depositing the same in the mail, certified or registered, return receipt request and postage prepaid, addressed to the party to be served or delivered to at the address set forth above, unless a different address is designated in writing by the party to be served or delivered to:

With a separate copy to:
Edward A Morrison, Esq.
Law Office of Edward A. Morrison
150 State Street
Albany, NY 12207

If the notice is to Al Yeganeh or YFI
With a separate copy to:
Ronald L. Crane, Esq.
Five Farmers Road
Great Neck, New York 11024

If the notice is to IGS or KIOSK

Any notice so mailed shall be deemed to have been served or delivered three (3) days after the date of its mailing, notices by telefax shall be deemed to have been served or delivered the same business day and notices by overnight courier shall be deemed to have been served or delivered the next business day.

Notwithstanding anything to the contrary above, the following provisions shall apply to notices given pursuant to Article 6C.

i.	Notices shall be given by e-mail to XXX. E-mail notices shall be deemed received twenty four (24) hours after being sent

ii.	A copy of each e-mail notice shall be sent to Edward A. Morrison and to Ronald L. Crane, as set forth above.

f.	This agreement may be assigned by IGS and/or KIOSK to a holding company, or other entity to facilitate investments.

g.
The paragraph headings contained herein are for convenience reference only. They shall not be used in any way to govern, limit, modify or construe this Agreement and shall not be given any legal effect.

h.
This Agreement shall constitute the whole and complete agreement between us relating to the subject matter described herein, and no prior oral or written agreement shall be deemed a part of or a modification of this Agreement. This Agreement can only be modified by a written agreement between all of the Parties, executed after the effective date hereof.

i.
In resolving any dispute or construing any provision of the Agreement, there shall be no presumption made or inference drawn i) because the attorneys for one of the parties drafted the Agreement; ii) because of the drafting history of the Agreement; or iii) because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft.

This Agreement shall be governed by the laws of New York, applicable to agreements made and to be wholly performed therein. Subject to the provisions of Article 21, Licensee irrevocably consents to the exclusive jurisdiction of the state and federal courts in New York in connection with any action or proceeding brought by either party which arises out of or relates to this Agreement. In any litigation or proceeding, Licensee waives personal service and agrees that service of any pleading, notice, complaint, etc., may be served by certified or registered mail to Licensee at Licensee's address set forth above, and such service shall be deemed effective as if personally served upon Licensee at Licensee's principal place of business.

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

21.             GOVERNING LAWS AND DISPUTE MEDIATION:

            Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration held in New York City, in accordance with the rules of the American Arbitration Association; provided, however, that notwithstanding anything in such rules to the contrary, the arbitration decision and award shall be made according to the terms and provisions of this Agreement and the applicable New York law. Said award shall set forth findings of fact and conclusions of law upon which the award is based in the same manner as is required in a trial before a Justice of the Supreme Court, State of New York. The Parties shall select a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association except that the Parties agree that the arbitrator shall be any attorney licensed to practice law in the State of New York within thirty (30) days of the demand for arbitration. If no such appointment is made within that time period, the American Arbitration Association shall appoint a neutral arbitrator who shall also be an attorney. Judgment upon the award may be entered in the State of New York or State of New Jersey. The cost of arbitration including reasonable attorney's fees and expert witness fees shall be borne by the losing party, or, as the arbitrator shall deem equitable, which shall be included within the award.

INTERNATIONAL GOURMET SOUPS, INC.		KIOSK CONCEPTS, INC.

By:	/s/SEBASTIAN RAMETTA	By:	/s/ SEBASTIAN RAMETTA
	SEBASTIAN RAMETTA		SEBASTIAN RAMETTA
	Chairman & Chief Executive Officer		Chairman & Chief Executive Officer

By:	/s/ AL YEGANEH	By:	/s/ AL YEGANEH
	AL YEGANEH, As President		AL YEGANEH

EXHIBIT “A”

All registered and unregistered trademarks and service marks of AY, YFI, and its related entities including by way of example and not limitation “The Soup Man,” Soup Kitchen International

CERFICATE OF REGISTRATION
PRINCIPAL REGISTER

The Mark shown in this certificate has been registered in the United States Patent and Trademark Office to the named registrant.

The records of the United States Patent and Trademark Office show that an application for registration of the Mark shown in this Certificate was filed in the Office; that the application was examined and determined to be in compliance with the requirements of the law and with the regulations prescribed by the Director of the United States Patent and Trademark Office; and that the Applicant is entitled to registration of the Mark under the Trademark Act of 1946, as Amended.

A copy of the Mark and pertinent data from the application are part of this certificate.

This registration shall remain in force for TEN (10) years, unless terminated earlier as provided by law, and subject to compliance with the provisions of Section 8 of the Trademark Act of 1946, as Amended.

Director of the United States Patent and Trademark Office

Int. Cl.: 42

Prior U.S. Cls.: 100 and 101	Reg. No. 2,384,453

United States Patent and Trademark Office	Registered Sep. 12, 2000

SERVICE MARK
PRINCIPAL REGISTER

THE SOUP MAN

YEGAN FOOD INC. (NEW YORK CORPORATION) 259-A WEST 55TH STREET NEW YORK, NY 10019 FOR: CARRY-OUT RESTAURANT SERVICES, IN CLASS 42 (U.S. CLS. 100 AND 101). FIRST USE 11-0-1993; IN COMMERCE 11-0-1993.	NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE "SOUP", APART FROM THE MARK AS SHOWN. SER. NO. 75-299,388, FILED 5-29-1997. CHRISIE B. KING, EXAMING ATTORNEY

Requirements for Maintaining a
Federal Trademark Registration

SECTION 8: AFFIDAVIT OF CONTINUED USE

The registration shall remain in force for 10 years, except that the registration shall be canceled for failure to file an Affidavit of Continued Use under Section 8 of the Trademark Act, 15 U.S.C. §1058, upon the expiration of the following time periods:
i)	At the end of 6 years following the date of registration.
ii)	At the end of each successive 10-year period following the date of registration.

Failure to file proper Section 8 Affidavit at the appropriate time will result in the cancellation of the registration.

SECTION 9: APPLICATION FOR RENEWAL

The registration shall remain in force for 10 years, subject to the provisions of Section 8, except that the registration shall expire for failure to file an Application for Renewal under Section 9 of the Trademark Act, 15 U.S.C. § 1059, at the end of each successive 10-year period following the date of registration.

Failure to file a proper Application for Renewal at the appropriate time will result in the expiration of the registration.

No further notice or reminder of these requirements will be sent to the Registrant by the Patent and Trademark Office. It is recommended that the Registrant contact the Patent and Trademark Office approximately one year before the expiration of the time periods shown above to determine the requirements and fees for the filings required to maintain the registration.

SCHWEITZER CORNMAN GROSS & BONDELL LLP

ATTORNEYS AT LAW

PATENT TRADEMARK AND COPYRIGHT MATTERS

292 MADISON AVENUE
NEW YORK NY 10017

TELEPHONE (646) 424-0770
TELEFAX (646) 424-0880

April 5, 2001

Mr. Al Yeganeh
20 West 64th Street Apt 9L
New York, NY 10023

Re:	U.S. Trademark Application Serial No. 75/299,388 for the mark: THE SOUP MAN Our File: 0178-005T

Dear Al:

We enclose for safekeeping the original Certificate of Registration No. 2,384,453, which issued on September 12, 2000.

In view of the registration of this mark, it is now appropriate to include the ® symbol with the mark to indicate to the general public that the above mark is a registered trademark.

The registration will remain in full force and effect for ten years from the date of registration, subject to the filing of an appropriate "Declaration of Use" during the sixth year. Upon expiration of the initial term, the registration may be renewed for additional ten year periods, as long as the mark remains in use. You should mark your call-up records to reflect those dates. We have also entered the relevant dates (copy of print-out enclosed) in our call-up system and will endeavor to give you appropriate notice as they fall due.

Sincerely yours,

Michael A. Coalman

MAC/ra
enclosures

Schweitzer Cornman Gross & Bondell LLP
230 Park Avenue
New York, New York 10169

SCHEDULE OF FUTURE REQUIREMENTS FOR NEW REGISTRATION NO, 2,384,453

09-22-2000 -- DOCKET II
TRADEMARK REGISTERED 09/12/2000
(1) 09/12/05	FIRST CALLUP SECTION 8 & 15 DEC
(2) 01/12/06	SECOND CALLUP SECTION 8 & 15 DEC
(3) 05/12/06	THIRD CALLUP SECTION 8 & 15 DEC
(4) 09/12/06	DEADLINE SECTION 8 & 15 DEC
(5) 06/12/10	CALLUP RENEWAL
(6) 09/12/10	DEADLINE RENEWAL

  PLEASE NOTE: THIS MEMO SHOULD BE PLACED IN THE FILE OF 0178-005T

NYS DEPARTMENT OF STATE

FILING RECEIPT INCORPORATION (BUSINESS)

?ORATION NAME

YEGAN FOOD, INC.

DATE FILED	DURATION & COUNTY CODE		FILM NUMBER	CASH NUMBER
05/26/88	P	NEW	B644607-3	181136

NUMBER AND KIND OF SHARES	LOCATION OF PRINCIPAL OFFICE
200NPV	

*CT

ADDRESS FOR PROCESS	REGISTERED AGENT
AL YEGANEH 259 WEST 55TH ST. NEW YORK NY 10019	

E... AND/OR TAX PAID AS FOLLOWS:

MOUNT OF CHECK $_____ AMOUNT OF MONEY ORDER $ 00130.00 AMOUNT OF CASH $_____

6.00 DOLLAR FEE TO COUNTY

LER NAME AND ADDRESS

ALI KHADEM
51 ROBINSON AVE.

STATEN ISLAND NY 10312

$ 100.00 FILING
$ 00010.00 TAX
$ 10.00 CERTIFIED COPY
$ CERTIFICATE
010.00 MISCELLANEOUS
TOTAL PAYMENT $ 0000130.00

REFUND OF $

TO FOLLOW

80604-003 (8/84)

GAIL S SHAFFER - SECRETARY OF STATE

  CERTIFICATE OF INCORPORATION

OF

YEGAN FOOD, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

I, THE UNDERSIGNED, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, does hereby certify:

FIRST:                                The name of the corporation is YEGAN FOOD, INC.

SECOND:                      The purposes for which it is formed are:

To engage in any lawful act or activity for which corporation may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

To engage in any kind of business dealing with food, raw or cooked, including health food, food prepared by a chef, all kind of food from different countries, specially soups, opening restaurants, coffee shops, soup kitchens and anything incidental and connected with food.

The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additiona1 powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

THIRD:                                The office of the corporation is to be located in NEW YORK County, State of NEW YORK.

FOURTH:                      The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) without par value.

FIFTH:                                The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: Al Yeganeh, 259 West 55th Street, New York, NY 10019.

IN WITNESS WHEREOF, I have made and signed this certificate this 23rd day of May, 1988 and I affirm the statements contained therein as true under penalties of perjury.

/s/ Ali Khadem Ali Khadem, Esq. 51 Robinson Avenue, STATEN ISLAND, NY 10312

EXHIBIT "B"

List of all names, words, slogans used by AFI or any related entity, and/or AY. Including by way of example Soupman, The Real Soupman, Al’s Soup Kitchen International, Manhattan Soupman, The Original Soupman, or any variations thereof attached hereto.

B-1

XXX

 XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

XXX

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

XXX

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

"EXHIBIT C"
Pg. 1 of 2

Main Identity

XXX

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

"EXHIBIT C"
Pg. 2 of 2
XXX

 XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

Supplement to Exhibit "C"

    The Parties agree that the Exhibit is not complete there being the approximate 50 recipes attached. The Parties agree that the balance of details of the recipes shall be RECORDED clearly and by computer by AY to IGS on or before Aug 20, 2004.

    All said recipes shall be on the standard IGS recipe form and shall include formulations, procedures and measurements Appoved by AY.

IGS		Kiosk

By:	/s/ Seb Rametta	By:	/s/ Seb Rametta

YFI

By:	/s/ AL R. Yeganeh	By:	/s/ AL R. Yeganeh
	Al R. Yeganeh		Al Yeganeh

In addition Al promises to bring all articles and media contact information.

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

EXHIBIT "D"

Soup Products Name(s) -

The Real Soupman

The Manhattan Soupman

New York Soupman

The Soupman

The Original Soupman

New York Soup

Al's Soup Kitchen

Al's Soup Kitchen International

Soup Kitchen International

Manhattan Soup

Legendary Soupman

New York Legendary Soup

D-1

XXX

XXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission